Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 304 and Amendment No. 307, to the Registration Statement on Form N-1A of ARK 21Shares Active Ethereum Futures Strategy ETF and ARK 21Shares Active Bitcoin Ethereum Strategy ETF, each a series of EA Series Trust, under the headings “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 7, 2023